UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

NorthStar Realty Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 14, 2014, NorthStar Realty Finance Corp. (the “Company”), through Eclipse Health Holdings-T, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (the “Purchaser”), entered into that certain Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement (the “Agreement”) with investment partnerships owned and advised by Formation Capital (“Formation Capital”) and Safanad Limited, as seller (“Seller”), Formation Capital Asset Management III LLC and Safanad, Inc., as stakeholder representatives, and Madison Title Agency, LLC, as escrow agent (the “Escrow Agent”), to acquire an approximately $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 primarily private-pay senior housing facilities and 37 skilled nursing facilities in 14 different states, with the heaviest concentration (35%) in Florida (collectively, the “Portfolio”).  The Company is indirectly acquiring the Portfolio through a joint venture with an affiliate of Formation Capital (the “Joint Venture”) in which the Company, through the Purchaser as its representative member, and Formation Capital, through its representative member, are expected to indirectly hold approximately 92% and 8%, respectively, of the interests in the Joint Venture.  Formation Capital is the current controlling and minority owner of the Portfolio.

The closing of the acquisition of the Portfolio (the “Closing”) is expected to occur in the second quarter of 2014.  Pursuant to the terms of the Agreement, Purchaser’s obligation to close remains subject to the completion of certain due diligence.  In accordance with the terms of the Agreement, unless the due diligence period is extended as described below, within one business day following the expiration of the initial due diligence period, scheduled to end on March 31, 2014, Purchaser will deliver to the Escrow Agent $9.0 million, which will be held in escrow and applied to the purchase price at Closing.  The due diligence period may, at Purchaser’s sole discretion, be extended to April 15, 2014.  If the due diligence period is extended, Purchaser will deposit $4.5 million with the Escrow Agent on March 31, 2014 and $4.5 million prior to the expiration of the extended due diligence period.  The return or receipt of the deposit is subject, in each case, to the performance of the parties of their obligations under the Agreement and the circumstances of any applicable termination of the Agreement.

The Agreement contains representations, warranties and conditions customary for transactions of this type, including Seller’s satisfaction of certain U.S. federal income tax conditions.  Seller has also agreed to various customary covenants and agreements, including not to solicit any inquiries or proposals, or enter into discussions, relating to the disposition of all or any portion of the Portfolio.  Subject to certain limitations, Purchaser, on the one hand, and Seller, on the other hand, have also agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.  Each party will not be required to indemnify the other unless the aggregate amount of indemnification such party seeks exceeds $250,000.  The right of the Seller to seek indemnification from Purchaser is subject to a cap of $15.0 million, except that neither the $250,000 threshold nor the cap applies to claims based on Purchaser’s breach of representations and warranties relating to (i) Purchaser’s power and authority to enter into and effect the obligations under the Agreement and (ii) the Office of Foreign Assets Control (“OFAC”), anti-money laundering laws and the Patriot Act.  Purchaser’s right to seek indemnification from Seller is subject to separate caps of $20.0 million and $15.0 million, depending upon which portion of the Portfolio is subject to the claim or claims, except that neither the cap nor the $250,000 threshold applies to claims based on Seller’s breach of representations and warranties relating to (i) fundamental representations and warranties, including those with respect to (a) Seller’s power and authority to enter into and effect the obligations under the Agreement; (b) OFAC, anti-money laundering laws and the Patriot Act; and (c) bankruptcy and (ii) taxes.

The Agreement also contains customary provisions governing circumstances under which Purchaser or Seller may terminate the Agreement (including the right of Purchaser or Seller, as the case may be, to terminate the Agreement if the closing has not occurred on or before 4:00 P.M., New York time, on May 30, 2014, provided that, either Purchaser or Seller may extend the Agreement to June 30, 2014 or such other date as is determined by mutual agreement).

To finance the acquisition of the Portfolio, the Company, together with its affiliates, through the Joint Venture, will contribute approximately 92% of the approximately $430 million of equity to purchase the Portfolio, with the Joint Venture assuming in-place financing for the remainder of the purchase price. There is no financing condition with respect to the acquisition of the Portfolio.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                                         Exhibits

10.1                                                Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement, dated as of March 14, 2014, by and among Seller (as defined therein), Eclipse Health Holdings-T, LLC, as Purchaser, Formation Capital Asset Management III LLC and Safanad, Inc., as Stakeholder Representatives, and Madison Title Agency, LLC, as Escrow Agent (solely for the purposes of Sections 4(b), 11(l) and 34(c)).

Safe-Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expect” or other similar words or expressions.  Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information.  Such statements include, but are not limited to, the performance of the Portfolio and the Company’s healthcare real estate portfolio generally, the Company’s ability to close on the Portfolio, the Company’s ability to source and complete additional transactions in healthcare real estate through the Joint Venture or other ventures with Formation Capital, the ability to allocate a portion of the Company’s investment in the Portfolio to an affiliate of the Company, including the Company’s healthcare non-traded REIT, and the amount and timing of such allocation, if any, the ability of the third party property operators to successfully manage the facilities in the Portfolio, the Company’s ability to achieve strong current and overall returns on its healthcare real estate portfolio, the Company’s ability to source additional opportunities through its joint venture with Mr. Jay Flaherty, the scalability of the Company’s healthcare platform, the amount of cash flow generated by the Portfolio, if any, in excess of the lease payments, the Company’s ability to achieve anticipated levels of year-one coverage or at all, the Company’s future cash available for distribution, and the Company’s ability to maximize shareholder value.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its other filings with the Securities and Exchange Commission.

Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: March 17, 2014	By:	/s/ Ronald J. Lieberman
		Name:	Ronald J. Lieberman
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Portfolio Acquisition Agreement and Interest Purchase and Sale Agreement, dated as of March 14, 2014, by and among Seller (as defined therein), Eclipse Health Holdings-T, LLC, as Purchaser, Formation Capital Asset Management III LLC and Safanad, Inc., as Stakeholder Representatives, and Madison Title Agency, LLC, as Escrow Agent (solely for the purposes of Sections 4(b), 11(l) and 34(c)).